ENERGY FUELS INC. – ENTITY ORGANIZATION CHART 2024


[1] 50% owned by EFR Colorado Plateau LLC
50% owned by Mesa Uranium
[2] 81% owned by Uranerz Energy Corporation
19% owned by United Nuclear, LLC
[3] 99% owned by EFR Recovery Corp., 1% owned by EFHC
Energy Fuels Inc. (Ontario)
[4] Still operates under name "Titan Uranium USA Inc." in Utah
* In addition to 100% ownership of Preferred Shares
† Operator and employer for all U.S. and Canadian subsidiaries
100%
Magnum Uranium Corp. (British Columbia)
100%
Titan Uranium Inc. (Ontario)
100%
Energy Fuels Brazil Ltda (Bahia State, Brazil)
100%
Energy Fuels Exploration Inc. (Ontario)
100%
Strathmore Minerals Corp. (British Columbia)
Uranium Power Corp. (British Columbia)
100%
Strathmore Resources (US) Ltd. (Nevada)
100%
Wyoming Gold Mining Company, Inc. (Wyoming)
100%
Roca Honda Resources LLC (Delaware)
77%*
20%
3%
Energy Fuels Holdings Corp. (Delaware)
100%
IUC Reno Creek LLC (Colorado)
EFR Properties LLC (Colorado)
EFR White Mesa LLC (Colorado)
San Juan County Clean Energy Foundation LLC (Utah)
EFR Henry Mountains LLC (Colorado)
Magnum Minerals USA Corp. (Nevada)
Energy Fuels Wyoming Inc. (Nevada)[4]
EFR Services LLC (Colorado)
Uranerz Energy Corp. (Nevada)
EFR Arizona Strip LLC (Colorado)
EFR White Canyon Corp. (Delaware)
Energy Fuels Resources (USA) Inc. (Delaware)†
EFR Colorado Plateau LLC (Colorado)
EFR Utah, Inc. (Utah)
EFR Recovery Corp. (Delaware)
81%
Arkose Mining Venture[2]
100%
Wate Mining Company LLC (Arizona)
100%
Arizona Strip Partners LLC (Delaware)
100%
Colorado Plateau Partners LLC (Delaware)
50%
West Lisbon, LLC (Delaware)[1]
99%
EFR Recovery LLC (Colorado)[3]